Exhibit 99.2

NEWS RELEASE 18-05-095

2901 Butterfield Road Oak Brook, Ill. 60523 www.inlandwestern.com

FOR IMMEDIATE RELEASE

Contact:	Georganne Palffy, Inland Western Retail Real Estate Trust, Inc. (Analysts)
(630) 368-2358 or georganne.palffy@inland-western.com
Matt Tramel, Inland Communications, Inc. (Media)
(630) 218-8000 Ext. 4896 or tramel@inlandgroup.com

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

BOARD OF DIRECTORS RECOMMENDS REJECTION

OF MINI-TENDER OFFER BY REITCO, LLC

Oak Brook, Ill.  Feb 16, 2010 — Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) has been notified of an unsolicited mini-tender offer by REITCO, LLC (“REITCO”) to purchase up to 1,000,000 shares of Inland Western stock for $2.30 per share.  REITCO stated that any distributions paid after February 1, 2010 and additional administrative fees would reduce the offer price.  The offer is due to expire on March 15, 2010.

Inland Western is not affiliated in any way with REITCO.  The Inland Western board of directors has carefully evaluated the offer and unanimously determined that it is not in the best interest of the company’s stockholders; and therefore, recommends that stockholders reject the offer.

The board of directors believes that the current estimated value of Inland Western shares is in excess of the offer price.  Among other factors, an estimated value of Inland Western shares as of December 31, 2009 made solely for ERISA purposes was determined to be $6.85 per share.  Although current market conditions, including lower real estate prices and restricted sources of credit, may have a negative impact on the share value, the board of directors strongly believes that the estimated value of shares is in excess of $2.30 per share.  However, the company can give no assurance that stockholders could sell their shares for $6.85 or any amount above $2.30 per share; or that Inland Western shares would trade at $6.85 or any amount above $2.30 per share if listed on a national securities exchange.

Inland Western stockholders should consult with their financial advisors with any questions.  Additionally, the Securities and Exchange Commission (“SEC”) has cautioned investors about offers of this nature and has issued “Investor Tips” on mini-tender offers, which is available on the SEC website at http://www.sec.gov/investor/pubs/minitend.htm. Broker/dealers should review the SEC’s recommendations available at www.sec.gov/divisions/marketreg/minitenders/sia072401.htm.

Inland Western Retail Real Estate Trust, Inc. is a self-managed real estate investment trust that acquires, manages and develops a diversified portfolio of real estate, primarily multi-tenant shopping centers across the United States.  As of September 30, 2009, the portfolio under management totaled in excess of 49 million square feet, consisting of 299 wholly owned properties and 2 consolidated joint venture properties.  The company also has interests in 12 unconsolidated properties and 14 properties in 7 development joint ventures.  For further information, please see the company website at www.inlandwestern.com.

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards, “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.